Exhibit 16.1

Patrick Rodgers, CPA, PA

300 East Citrus Street

Altamonte Springs, Florida 32701

March 21, 2014

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

I have read Item 4.01 of Form 8-K/A dated March 21, 2014 of Boreal Water Collection, Inc. and I am in agreement with such statements, insofar as they apply to Patrick Rodgers, CPA, PA.

Sincerely,

/s/ Patrick Rodgers, CPA, PA

Patrick Rodgers, CPA, PA

Altamonte Springs, Florida